[Graphic  Omitted]

DEAN  HELLER                                               Entity #
SECRETARY  OF  STATE                                       C17516-2003
204  NORTH  CARSON STREET, SUITE 1                         Document #
CARSON CITY, NEVADA 89701-4299                             20050051963-31
(775) 884 5708                                             Date Filed:
WEBSITE:  SECRETARYOFSTATE.BIZ                             3/8/2005  11:52:07 AM
                                                           In the office of
            ----------------------------                   /s/ Dean Heller
            CERTIFICATE  OF  DESIGNATION                   Dean Heller
            (PURSUANT  TO  NRS  78.1955)                   Secretary of State
            ----------------------------

IMPORTANT: READ ATTACHED INSTRUCTIONS                      ABOVE SPACE IS FOR
  BEFORE COMPLETING FORM.                                  OFFICIAL USE ONLY


                           CERTIFICATE  OF  DESIGNATION
                           ----------------------------
                         FOR  NEVADA  PROFIT  CORPORATIONS
                         ---------------------------------
                           (PURSUANT  TO  NRS  78.1955)

1.   NAME  OF  CORPORATION:
     ---------------------------------------------------------------------------
     ZANN CORP.
     ---------------------------------------------------------------------------

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:
     ---------------------------------------------------------------------------

     Series B Preferred Stock, to consist of 1,250,000 shares and to have the following terms:

     1. Dividends. Except as provided herein, the holders of outstanding shares of the Series B Preferred Stock shall receive shares of the Series B Preferred Stock of the Company, as dividends on yearly basis. Each holder of outstanding shares of the Series B Preferred Stock shall receive, on January 31 of each year following the issuance of each share of the Series B Preferred Stock, a dividend consisting of such number of shares of the Series B {referred Stock of the Company which number will equal 10 percent of the aggregate number of shares of the Series B Preferred Stock shares held by such holder of the Series B Preferred Stock of the Company on December 31 immediately preceding the dividend payment date.

     2. Redemption Rights. Subject to the applicable provisions of Nevada law, the Company, at the option of its direction may at any time within two years of the date hereof, redeem the whole or any part of the outstanding Series B Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series B Preferred Stock. Upon redemption the Company shall pay for each share redeemed the amount $4.00 per share, payable in cash (the "Redemption Price"). [CONTINUATION ATTACHED]
     ---------------------------------------------------------------------------

3.  EFFECTIVE  DATE  OF  FILING  (OPTIONAL):
                                             -----------------------------------
                 (must not be later than 90 days after the certificate is filed)

4.  OFFICER  SIGNATURE:  /s/
                        --------------------------------------------------------

FILING  FEE:  $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT  IN  DUPLICATE


This form must be accompanies by appropriate fees.     Nevada Secretary of State
See attached fee schedule.                           AM 78.1955 Designation 2003
                                                            Revised on: 11/03/03

                 CONTINUATION FOR THE CERTIFICATE OF DESIGNATION
                      ESTABLISHING SERIES B PREFERRED STOCK
                                  OF ZANN CORP.

     At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series B Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, notwithstanding that the certificates evidencing any Series B Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

     If, on or prior to any date fixed for redemption of Series B Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series B Preferred Stock so called for redemption shall not, at the end of two years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall took only to the Company for payment of the redemption price

     3. Liquidation Rights. Upon the dissolution, liquidation or winding ------------------- up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on me Common Stock, or any other class of capital stock of the Company ranking junior to the Series B Preferred Stock.

            (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3.

            (b) After the payment to the holders of shares of the Series B Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series B Preferred Stock, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

Continuation for the Certificate of Designation for Series B Preferred Stock

            (c) In the event the assets of the Company available for distribution to the holders of the Series Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock ofthe Company ranking on a parity with the shares of the Series B Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series B Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     4.     Conversion of Series B  Preferred  Stock. At any time, the holder of
            -----------------------------------------
shares of the Series B Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series B Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the date the shares of such Series B Preferred Stock are issued to such holder (the "Issue Date") and shall continue thereafter for a period of two years, such period ending on the second anniversary of the Issue Date. In the event that the holder of the Series B Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series B Preferred Stock to the Company. Any such conversion shall be upon the other following terms and conditions:

            (a)     Conversion  Rate. Subject to  adjustment as provided herein,
                    ----------------
each share of the Series B Preferred Stock shall be convertible into one fully paid and nonassessable share of the Common Stock (the "Conversion Rate").

            (b)     Adjustment of Conversion Rate for Dilution and Other Events.
                    ------------------------------------------------------------
In order to prevent dilution of the rights granted to the holders of shares of the Series B Preferred Stock, the Conversion Rate will be subject to adjustment from time to time as follows:

                    (i)       Adjustment of  Conversion  Rate  upon  Subdivision
                              --------------------------------------------------
or Combination of the Common  Stock.  If the Company at any  time subdivides (by
------------------------------------
any stock split, stock dividend, recapitalization or otherwise) the authorized Common Stock into a greater number of shares, the Conversion Ratein effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) the authorized Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced.

                    (ii)      Reorganization,  Reclasaification,  Consolidation,
                              --------------------------------------------------
Merger,  or  Sale.  Any recapitalization,  reorganization,  reclassification,
------------------
consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series B Preferred Stock, to ensure that each of the holders of shares of the Series B Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of the Series B Preferred Stock had such Organic Change not taken place. In any such case, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series B Preferred Stock, with respect to such holders' rights and interests to ensure that the provisions of this paragraph and paragraph 4(c) below will thereafter be applicable to the Series B Preferred Stock. The Company will not effect any such consolidation or merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series B Preferred Stock, the obligation to deliver to each holder of shares of the Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

Continuation  for  the  Certificate  of Designation for Series B Preferred Stock

                    (iii)         Notices. Immediately  upon  any  adjustment of
                                  --------
the Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment The Company win give written notice to each holder of shares of the Series B Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock, The Company will also give written notice to each holder of shares of the Series B Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

            (c)     Purchase  Rights.  If  at  any  time  the  Company  grants,
                    -----------------
issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or property pro rata to the holders of the Common Stock (the "Purchase Rights"), then each holder of shares of the Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the holder's shares of the Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (d)     Mechanics of Conversion.  To  convert shares of the Series B
                    ------------------------

Preferred Stock into full shares of the Common Stock on any date (the "Conversion Date"), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Eastern Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Attachment A (the "Conversion Notice"), and (ii)
                           -------------
surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a "Preferred Stock Certificate") representing the shares of the Series B Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Within five business days of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

            (e)     Record Holder.  The  person  or  persons entitled to receive
                    --------------
shares of me Common Stock issuable upon conversion of shares of the Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

            (f)     Fractional  Shares.  The  Company  shall not be required to
                    -------------------
issue any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series B Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

            (g)     Reissuaace  of  Certificate. In the event of a conversion of
                    ----------------------------

less than all of the shares of the Series B Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series B Preferred Stock a new Series B Preferred Stock Certificate representing the remaining shares of the Series B Preferred Stock which were not corrected.

     5.     Reservation  of Shares. The Company  shall,  so  long as  any of the
            -----------------------
shares of the Series B Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Series B Preferred Stock.

Continuation for the Certificate of Designation for Series B Preferred Stock

                                  ATTACHMENT A
                                   ZANN CORP.
                                CONVERSION NOTICE

     In accordance with and pursuant to the provisions of the Certificate of Designation Establishing Series B Preferred Stock of Zann Corp., the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $0.001 per share, of Zann Corp. (the "Company"), indicated below into shares of the Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series B Preferred Stock specified below as of the date specified below.

     The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series B Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series B Preferred Stock:

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date  of  Conversion: ______________________________________

Number  of  shares  of  the  Series  B  Preferred  Stock  to  be  converted:
____________________________________________________________

Stock certificate no(s). of the snares of the Series B Preferred Stock to be converted:__________________________________________________

Conversion  Rate:___________________________________________

Number  of  shares  of  the  Common  Stock  to  be  issued:
____________________________________________________________

Name  in  which  shares  of  the  Common  Stock  are  to  be  issued:
____________________________________________________________



____________________________________________________________
Signature

____________________________________________________________
Printed  Name  and  Address